Exhibit 99.1

SSA Global Announces Board Changes

CHICAGO—September 30, 2005—SSA Global™ (NASDAQ: SSAG), a leading global provider of extended enterprise solutions and services, today announced the appointment of J. Michael Lawrie and Howard S. Cohen to its Board of Directors.  Mr. Lawrie and Mr. Cohen will replace Bill Ford and Raymond Wechsler who are resigning from the SSA Global board for professional reasons aligned with their significant business responsibilities.

“Mike and Howard’s collective experience in software and operations will provide valuable insight as SSA Global continues its growth path,” said Mike Greenough, chairman, chief executive officer and president of SSA Global.  “Both are proven leaders and have proven track records in highly competitive and rapidly changing industries.”

“On behalf of SSA Global’s Board of Directors, we thank Bill and Ray for their valuable contributions these past years,” added Greenough.

Mr. Lawrie will join the board as an independent director and will replace Marc McMorris on the audit committee, however, Mr. McMorris will remain on the Board and will serve on SSA Global’s nominating and governance committee.  In addition, Mr. Lawrie will serve on the compensation committee.  Mr. Lawrie, brings a strong background in sales, marketing, and general management to the SSA Global Board.  Mr. Lawrie spent most of his career at IBM, where for 27 years he developed a strong reputation as a general manager. He also has served as chief executive officer of Siebel Systems, Inc.

Mr. Cohen will serve on the compensation committee replacing Mr. Ford. Mr. Cohen brings a proven ability to lead companies in business transformation and growth. Mr. Cohen has 33 years of leadership experience in global business and has been the President and CEO of four publicly traded corporations.

Mr. Cohen was the President and CEO of Gtech Corporation (NYSE), a one billion dollar global information technology and infrastructure management company.  Prior to joining Gtech in 2001, he was President and CEO of the Bell and Howell Corporation, Sidus Systems Corporation (TSE) and Peak Technologies (NASDAQ).

About SSA Global

SSA Global™ (NASDAQ: SSAG) is a leading provider of extended ERP solutions for manufacturing, distribution, retail, services and public organizations worldwide. In addition to core ERP applications, SSA Global offers a full range of integrated extension solutions including corporate performance management, customer relationship management, product lifecycle management, supply chain management and supplier relationship management. Headquartered in Chicago, SSA Global has 63 locations worldwide and its product offerings are used by approximately 13,000 active customers in over 90 countries. For additional information, visit the SSA Global web site at www.ssaglobal.com

SSA Global™ is the corporate brand for product lines and subsidiaries of SSA Global Technologies, Inc. SSA Global, SSA Global Technologies and SSA GT are trademarks of SSA Global Technologies, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

Forward-Looking Statements

These materials may contain “forward-looking statements.”  Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “ will likely result,” or words or phrases with similar meaning.  All of these forward-looking statements are based on estimates and assumptions made by our management that, although we believe to be reasonable, are inherently uncertain.   Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  We operate in a changing environment in which new risks can emerge from time to time.  It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy or actual results to differ materially from those contained in forward-looking statements.  Factors you should consider that could cause these differences include, among other things:

•                  General economic and business conditions, including exchange rate fluctuations in the United States and abroad;

•                  Our ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions;

•                  Our ability to maintain effective internal control over financial reporting;

•                  Our ability to attract and retain personnel, including key personnel;

•                  Our success in developing and introducing new services and products;

•                  Competition in the software industry, as it relates to both our existing and potential new customers.

For inquiries, contact:

Press:
Maria Diecidue	Christa Carroll
SSA Global	Edelman
312-258-6000	312-233-1302
maria.diecidue@ssaglobal.com	christa.carroll@edelman.com

Investors:

Dawn Drella

SSA Global

312-474-7694

dawn.drella@ssaglobal.com